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EXHIBIT 15

                          Letter of Ernst & Young, LLP
             Re Unaudited Consolidated Interim Financial Statements


The Board of Directors
Oxford Health Plans, Inc.
Trumbull, Connecticut

We are aware of the incorporation by reference in the Oxford Health Plans, Inc. registration statement (Form S-8 No. 333-67042) regarding the Daniel N. Gregoire Stock Option Agreement of our report dated July 20, 2001, relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended June 30, 2001.

                                        Ernst & Young LLP

New York, New York
July 31, 2001




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